UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 28, 2016

Cogent Communications Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51829	46-5706863
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2450 N St NW, Washington, District of Columbia	20037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 202-295-4200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.  Regulation FD Disclosure.

Cogent Communications Group, Inc. (“Cogent”), a wholly owned subsidiary of Cogent Communications Holdings, Inc. (the “Company”), intends to commence a tack-on offering of an additional $125 million aggregate principal amount of its 5.375% Senior Secured Notes due 2022 (the “Notes”) for issuance in a private placement not registered under the Securities Act of 1933, as amended (the “Act”). The Notes are being offered and sold only to qualified institutional buyers in an unregistered offering pursuant to Rule 144A under the Act.

The Notes will be guaranteed by Cogent’s domestic subsidiaries, subject to certain exceptions, and by the Company. The Company’s guarantee will be unsecured and the Company will not be subject to the covenants under the indenture governing the Notes. If the offering is consummated, Cogent expects to use the proceeds from the offering to pay a $56.6 million cash dividend to the Company and for general corporate purposes and/or to repurchase our common stock or to pay additional dividends to our stockholders. There can be no assurance that the issuance and sale of the Notes will be consummated. Additional details are discussed in the associated press release, a copy of which is attached as Exhibit 99.1.

The information in this Current Report does not constitute an offer to sell or a solicitation of an offer to buy any of the Notes. The Notes offering is not being made to any person in any jurisdiction in which the offer, solicitation or sale is unlawful.  The Notes offered have not been registered under the Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This information set forth herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Caution Concerning Forward-Looking Statements

Except for historical information and discussion contained herein, statements contained in this Current Report constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions. The statements in this release are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Numerous factors could cause or contribute to such differences, including future economic instability in the global economy or a contraction of the capital markets, which could affect spending on Internet services and our ability to engage in financing activities; the impact of changing foreign exchange rates (in particular the Euro to US dollar and Canadian dollar to US dollar exchange rates) on the translation of our non-US dollar denominated revenues, expenses, assets and liabilities; legal and operational difficulties in new markets; changes in government policy and/or regulation, including rules regarding data protection, cyber security and net neutrality; increasing competition leading to lower prices for our services; our ability to attract new customers and to increase and maintain the volume of traffic on our network; the ability to maintain our Internet peering arrangements on favorable terms; our reliance on an equipment vendor, Cisco Systems Inc., and the potential for hardware or software problems associated with such equipment; the dependence of our network on the quality and dependability of third-party fiber providers; our ability to retain certain customers that comprise a significant portion of our revenue base; the management of network failures and/or disruptions; and outcomes in litigation as well as other risks discussed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, our annual report on Form 10-K for the fiscal year ended December 31, 2015 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016 filed with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement or any information contained in this Current Report or in other public disclosures at any time.

ITEM 9.01  Financial Statements and Exhibits.

(d) Exhibits:

Exhibit
Number	Description

99.1	Press Release of Cogent Communications Holdings, Inc., dated November 28, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cogent Communications Holdings, Inc.

November 28, 2016	By:	/s/David Schaeffer
Name: David Schaeffer
Title: Chairman and Chief Executive Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release of Cogent Communications Holdings, Inc. dated November 28, 2016.